UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2016

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard Suite 250 Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2016, Ferro Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”).  The record date for the meeting was March 18, 2016, and as of the record date the Company had 83,181,350 shares of common stock outstanding. At the 2016 Annual Meeting, 79,102,580 shares of Common Stock were represented in person or by proxy. The final results of voting on each of the matters submitted to a vote of security holders at the 2016 Annual Meeting are as follows:

1. Shareholders elected each of the following seven nominees as a director to serve for a term to expire at the 2017 Annual Meeting of Shareholders of the Company and until his successor has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard J. Hipple	68,651,901	4,820,491	5,630,188
Gregory E. Hyland	69,408,441	4,063,951	5,630,188
David A. Lorber	69,826,119	3,646,274	5,630,188
Timothy K. Pistell	70,038,626	3,433,766	5,630,188
Jeffry N. Quinn	47,003,603	26,468,790	5,630,188
Peter T. Thomas	69,127,954	4,344,438	5,630,188
Ronald P. Vargo	69,705,128	3,767,264	5,630,188

2. Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,259,294	1,811,916	31,371	0

3. Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,681,354	4,683,567	107,290	5,630,188

4. Shareholders approved a shareholder proposal regarding shareholder proxy access, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,425,775	30,346,502	2,700,115	5,630,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

Date: May 2, 2016
By: /s/ Mark H. Duesenberg
Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary